UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 13, 2015
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MOHAWK INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware (State or other Jurisdiction of Incorporation or Organization)	01−13697 (Commission File Number)	52-1604305 (I.R.S. Employer Identification No.)

160 South Industrial Blvd.
Calhoun, Georgia 30701
(Address of principal executive offices) (Zip Code)

(706) 629-7721
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act CFR 240.14d-2(b))☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act CFR 240.17R 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On January 13, 2015, Mohawk Industries, Inc. (the “Company”) and its subsidiary, Unilin BVBA (“Purchaser”), entered into a share purchase agreement (the “Share Purchase Agreement”) with Enterhold S.A., a Luxembourg limited liability company (the “Seller”), International Flooring Systems S.A., a Luxembourg limited liability company (the “IVC Group”), and, for certain limited purposes, Filiep Balcaen, an individual resident of Belgium.
Pursuant to the Share Purchase Agreement, Purchaser or its assignee will acquire all of the outstanding shares of the IVC Group from the Seller. The IVC Group is a global manufacturer, distributor and marketer of luxury vinyl tile with estimated 2014 revenues of approximately $700 million.
At the closing of the transaction, the Company will pay the Seller a purchase price based on an enterprise value of €1.008 billion. The purchase price is subject to adjustment at the closing of the transaction based on the amounts of indebtedness and cash, in each case as of December 31, 2014, as well as the value of certain management retention and incentive payments, transaction expenses of the IVC Group and certain other deductions to arrive at the equity value.
€100 million of the purchase price will be paid with 805,811 shares of the Company’s $.01 par value per share common stock (the “Company Shares”) and the balance of the purchase price will be paid in cash.
The Share Purchase Agreement includes representations, warranties and covenants of each party customary for the acquisition of a private company. The Seller has agreed to remain liable for general representations, warranties and covenants for 18 months following the closing of the transaction, and for certain fundamental representations and warranties indefinitely. The assertions embodied in those representations and warranties were made solely for purposes of the Share Purchase Agreement and are subject to important qualifications and limitations agreed to by the Company and the Seller as set forth in the Share Purchase Agreement. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may differ from what may be viewed as material to stockholders, or may serve the purpose of allocating risk between the Company and the Seller rather than establishing matters as facts. For the foregoing reasons, no person should rely on such representations and warranties as statements of factual information at the time they were made or otherwise. In addition, the Share Purchase Agreement provides that the parties may terminate the transaction by mutual agreement.
The closing of the transaction is subject to customary closing conditions and approval of the transaction by the relevant competition authorities.
The foregoing description of the Share Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Share Purchase Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.
The information set forth in Item 8.01 is incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities
The agreement to issue and sell the Company Shares was entered into pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. The information set forth in Item 1.01 is incorporated herein by reference.
Item 8.01 Other Events.
On January 13, 2015, the Company issued a press release announcing the IVC Group transaction, which is filed herewith as Exhibit 99.1 and incorporated by reference.

Item 9.01  Financial Statements and Exhibits.
(d)  Exhibits

10.1
Share Purchase Agreement, dated as of January 13, 2015, by and among Mohawk Industries, Inc., Unilin BVBA, Enterhold S.A., International Flooring Systems S.A. and, for certain limited purposes, Filiep Balcaen.

99.1	Press Release of Mohawk Industries, Inc., issued on January 13, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mohawk Industries, Inc.

Dated: January 16, 2015	By:	/s/ R. David Patton
Name: R. David Patton
Title: Vice President - Business Strategy and
General Counsel

INDEX TO EXHIBITS
Exhibit

10.1	Share Purchase Agreement, dated as of January 13, 2015, by and among Mohawk Industries, Inc., Unilin BVBA, Enterhold S.A. and International Flooring Systems S.A.

99.1	Press Release of Mohawk Industries, Inc., issued on January 13, 2015.